Form C

Cover Page

Name of issuer:

Welcome2 Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 4/18/2016

Physical address of issuer:

1 Broad Street
Unit 11
Salem MA 01970

Website of issuer:

http://www.bushelapp.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

200,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $200,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

11/15/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$8,500.00	$0.00
Cash & Cash Equivalents:	$8,500.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($2,804.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Welcome2 Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Matt McKinstry	U.S. Air Force	U.S. Air Force	2017
Joseph Paul Blunda	CEO	Welcome2 Inc	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Joseph Paul Blunda	President	2016
Joseph Paul Blunda	Secretary	2016
Joseph Paul Blunda	Treasurer	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Joseph Paul Blunda	8,000,000 Common Shares	88.90000000000001

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Bushel is only beginning to generate revenue, and may be unable to attract enough gardeners and customers to support our cost structure or provide a good return to investors.
>
> There may not be enough trustworthy and talented gardeners available to support demand on Bushel even if gardeners are strongly attracted to the platform and trained by Bushel.
>
> Bushel's gardening performance is sensitive to fluctuations in regional climate and ecological conditions. Conditions like drought and pest blooms may negatively impact customers' anticipated harvest. Climate change may also encourage the spread of pathogens and invasive pests who could reduce yields and alter the growing season itself. Should customers experience an underperforming growing season Bushel stands to lose a significant revenue stream from repeat customers.

Bushel's primary revenue stream is seasonal, and this seasonality will remain if Bushel is unable to establish a significant presence in both indoor gardening and in markets with extended growing seasons and warmer climates. Bushel believes the Gulf Coast, Southwest, and West Coast offer productive growing climates while the Northern, Midwest and East Coast regions are dormant. Additional international markets with extended growing seasons will be attractive long-term expansion areas.

Bushel believes it must build and deploy geographic information tools to gardeners as part of a wider strategy to ensure it remains competitively differentiated. This goal depends on attracting talented developers and GIS and data science professionals able to develop such tools in a timely fashion. If Bushel is unable to develop these GIS tools, Bushel may be more vulnerable to direct competition than it would be otherwise.

Bushel will need to quickly build an effective customer service structure to ensure both gardeners and customers feel taken care of and have a smooth and positive experience using the platform. Failure to build this structure may negatively impact Bushel's growth.

Current near competitors like Lawn Love, TaskRabbit, and Thumbtack may add or increase their focus on gardening in their service offerings, creating a more competitive business environment for Bushel.

Our current service geography may experience recession or household income issues that reduce demand for services like Bushel.

Performance issues amongst gardeners may cause customer satisfaction issues that rise to the level of negatively impacting our young reputation, endangering Bushel's ability to grow revenues or keep customers and gardeners on the platform.

In the past Bushel has relied on founder funding to support operations. Bushel expects to require additional capital above and beyond revenue to fund future operations and will consider both debt and equity financing, however, there is no assurance that Bushel will obtain this financing when needed.

Departure of one or more key employees: a key employee could abandon the
Company without warning, leaving inadequate time to find a suitable replacement which could jeopardize any number of key processes depending on
which key employee left.

Litigation from our competition: while we are not aware of any competition
offering a product and service combination like ours, one could exist we are not aware of. Competition may bring an action against us as a result of our marketing
especially if we engage in head-to-head marketing. Defending against such
claims could be costly, our defense could be unsuccessful, and management of
the Company could be forced to divert their attention from core responsibilities.
Any combination of these factors could threaten operations and the financial
stability of the Company

Bushel's current business outlook relies on its gardeners being independent contractors rather than employees of the Company. Given recent attention given to 'gig economy' companies that use large groups of independent contractors and increasing debate about the legality of this practice, Bushel may be required in the future to treat gardeners as employees. This change may negatively impact Bushel's pricing and resulting margins or demand for its services.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$200,000**

Use of Proceeds:

1. Technology: complete beta version of Bushel platform including gardener online community

2. Team: hire full-time development team limited to essential personnel for beta development and eventual launch version design and coding

3. Marketing: limited online marketing expanding from current geography to new geographies as Bushel expands throughout the growing season

---

If we raise: **$350,000**

Use of Proceeds:

1. Technology: complete beta version of Bushel platform including gardener online community and limited GIS data integration

2. Team: hire additional developers to support GIS tools design and limited integration. Hire additional senior staff to support customer service capability

3. Marketing: more expansive online marketing expanding from current geography to new geographies as Bushel expands throughout the growing season

---

If we raise: **$500,000**

Use of Proceeds: 1. Technology: complete beta version of Bushel platform including gardener online community and full feature GIS data tool integration

2. Team: hire full development team to assure beta and launch version is developed as quickly as possible including GIS tools for testing and refinement before Spring 2018. Hire additional critical operations staff.

3. Marketing: maximize marketing spend for online marketing campaign expanding from current geograpy to new geographies as Bushel expands throughout the growing season

4. Smart Garden System & Data Feed Product Assessment: allow Bushel to investigate and develop preliminary design for using garden sensors already on the market to support a home garden health and yield data feed product and other possible products to drive additional revenue potential and support quality assurance amongst gardeners

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less

than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$2 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap ($2 million) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

- [ ] Yes
- [x] No

15. Are there any limitations on any voting or other rights identified above?

- [x] Yes: No Voting Rights
- [ ] No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock	10,000,000	9,000,000	Yes	No
Other				
				No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the shareholder agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap ($2 million), the amount invested divided by the quotient of (a) the Valuation Cap ($2 million) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Welcome2, Inc. has no outstanding loans.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview
We are a new and growing provider of an online marketplace designed to link local gardeners throughout the United States with primarily residential customers who want vegetable and flower gardens but lack the time or knowledge to cultivate gardens themselves. We intend to leverage our trusted independent gardening contractors and a safe and visually-attractive web platform to maintain customer loyalty and gardener engagement.

Welcome2, Inc. (hereafter also referred to as "Bushel") is only beginning to generate revenue, all of which comes from taking a percentage of the material and labor costs incurred by customers who have hired our gardeners. We provide a scheduling, billing, and messaging platform (beta still under development as of May 2017) to simplify the transactions between gardeners and customers.

Specifically, we attract customers who sign up for new gardens, providing addresses, requested custom or pre-designed garden, and requested garden size. Bushel then offers each new garden request to gardeners willing to service the location. A gardener will accept the request and perform an initial site consultation resulting in a plan. The customer can accept that plan and begin working with Bushel or decline or change the plan. Bushel takes 5% (rate may be adjusted in the future) of the consultation fee, as well as 5% of any labor done by the gardener for the customer in the future. If any materials are needed, customers have the option to purchase them through Bushel for a small additional fee (currently 5% but may be adjusted in the future). Customers may request additional services, including a one-time or specified period of service from Bushel for gardens already in place (whether planted by Bushel or not). Bushel will take 5% of any labor and material that results from these shorter "on-demand" service periods. Customers can start, stop, and pause ongoing weekly service of their gardens, or can ask Bushel to take over care of an existing garden for part or all of the remaining growing season. Bushel takes 5% of all labor and materials from these services as well.

Bushel is too new to have established relevant revenue trends but anticipates a mix of both "outsource" customers who want complete services from initial planting through end-of-season cleanup and winterization to customers wanting a single or temporary visit schedule, so called "on-demand" services.

Bushel is the current operating name of Welcome2, Inc., founded in April 2016 to design and develop consumer-facing GIS and web applications related to land and real estate. This broad concept was refined to Bushel in early Spring 2017 through feedback from potential investors and better insights into market conditions gained by the founders. Since this time, Bushel has been in technical development and began recruiting gardeners in late April 2017 to test the concept and provide feedback. Our platform beta is being developed after prototype design was completed in mid-April 2017.

We began generating revenue in early May 2017 but are focused on gardener recruitment for the short-term with stronger customer marketing to begin shortly.

For 2016, Bushel, as Welcome2, Inc., generated no revenue and offered no products or services.

We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will improve over our first year of results, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

The following trends or uncertainties could affect our financial condition, including the cash flow and capital resources described below:

- Uncertainty around completing a seed funding round of sufficient size could leave us without needed capital resources by the end of 3 months
- Uncertainty around the rate of growth in demand for our services and the amount of revenue it will generate
- Uncertainty around the specific costs Welcome2, Inc. will incur as it develops and operates Bushel and whether seed funding and revenue will support actual costs for a reasonable period of time before further funding is needed

Our cash and cash equivalents at April 25, 2017 were held for working capital purposes.

We anticipate using our available cash for operations within 3 months. We base this estimate on expected costs of marketing, travel, and ongoing consulting fees for developers and advisors.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company. The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our viability. Welcome2, Inc. is not yet generating significant revenue and needs to make labor and marketing investments to develop its business and grow its cash flow. Currently, funds are being spent very conservatively to preserve capital as a beta is developed but this strategy will not support growth and therefore the proceeds from this offering are needed.

Welcome2, Inc. has not established any significant cash flow trends, its paid-in capital from its incorporation in April 2016 is its primary cash resource thus far, and company operations thus far have been to draw down this funding primarily for various branding, development, travel, and other marketing expenses. During this period, Welcome2, Inc. operated as an S-Corp for its founder. Note Welcome2, Inc. has given up its S-Corp election prior to this offering.

Cash used in operating activities. Net cash used in operating activities consisted of proceeds from a common stock issuance to one founder and capital paid for stock to be vested under a restricted stock agreement with the co-founder.

As of April 25, 2017, Welcome2, Inc. has not produced any cash as a result of operating activities since its incorporation in April 2016.

Capital Resources
We have financed our operations through private sales of common equity (both stock already issued to the founder and stock to be issued to the co-founder under a restricted stock agreement).

Historical Operation Results
Welcome2, Inc. has generated a negative return of -$2,804 as its historical result of operations. Welcome2, Inc. did not previously offer any products or services for sale and made no attempts to generate revenue.

We expect our revenue to grow at increasing rates in the current fiscal year and in the coming few fiscal years, due to our launch of our first revenue generating services in 2017.

Liquidity
Welcome2, Inc. does not own any tangible assets, other than the cash in bank (which is cash on hand). At the end of 2016, we have $8,500 in cash and $0 in accounts receivable. We have no liabilities.

Cash on Hand, Burn Rate and Short/Mid Term Expenses
As of May 2017, we have $5,000 cash in hand, our monthly burn rate going forward is estimated to be $1,000. In the short-term, we have additional travel and marketing expenses estimated to be $1,000 per month ($6,000 total) assuming we do not gain seed funding which we will use to increase our short-term expenses.

Mid-term expenses will grow as we likely seek to hire permanent or consulting staff to support customer service, web and mobile app design and updates, and other necessary capabilities to pursue revenue growth. Meeting these expenses will likely depend on closing a successful seed round. Our short term expenses without funding would be around $6,000, and mid term will be around $12,000, however, it could go up significantly with the expenses described above, should we secured funding.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.bushelapp.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Wefunder Crowdfunding SAFE

Appendix C: Financial Statements & Tax Returns

Financials 1

Appendix D: Director & Officer Work History

Joseph Paul Blunda
Matt McKinstry

Appendix E: Supporting Documents


FOLLOW US FOR UPDATES
SHARE
TWEET
INVEST IN BUSHEL
We help you get the garden of your dreams with a click of a button
$0
raised of $200K goal
$100 min
INVEST
by Wefunder Portal LLC

Future Equity (SAFE)

$2M valuation cap

A SAFE gives you the right to future shares in Bushel. If you invest, you're betting the company will be worth more than $2M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

INVESTOR PERKS

$500+ Get a free consultation at your choice of location - a Bushel gardener will come and assess location and desired garden and form a plan for you. Does not expire and can be transferred.

$5,000+ Get a free 50 square foot garden established in their local area when Bushel launches there. Does not include additional costs for barriers or other material like soil enhancement.

$50,000+ Get a free 50 square foot garden plus 10 free 1-hour visits to tend the garden and 2 hours toward end-of-season garden cleanup and winterization. Does not expire and can be transferred. Does not include additional costs for barriers or other material like soil enhancement.

> *Bushel offers on-demand home gardening help. We connect customers with the talents of a skilled gardener at better cost than professional landscapers. We're the solution for those who don't have the time to garden their own spaces.*



Joe Blunda
CEO, BUSHEL

OUR AMBITION

To be a nationally-recognized mobile and online marketplace for helping people get backyard gardens

KEY FACTS

- Prototype completed March 2017
- First $25,000 of committed seed funding April 2017
- Launch version under development April 2017
- Master gardener joined as consultant May 2017
- First gardeners added to platform May 2017

DOCUMENTS

pitch_deck.pptx

bushelapp.com

from Salem MA

FOOD SOFTWARE TECH AGRICULTURE B2C ANALYTICS

OUR FIRST GARDEN INSTALL



OUR PITCH DECK

As of May 2017

BUSHEL

Approach & Business Plan Highlights
May 2017

Beta Development In Progress
Seeking $500k Seed Investment



MEET THE FOUNDERS



Joe Blunda
CEO



Matt McKinstry
Backend Lead

AND THE REST OF THE TEAM



Pam Newcomb
Master Gardner



Ryan Teksten
Advisor

DETAILS

– COLLAPSE ALL

What's new about what you're making? How is it different?

We know of no other marketplace app focused on vegetable and flower gardens, which we believe provides a short-term prime mover advantage, yet Bushel will likely benefit from the growing use of marketplaces by consumers while working to avoid some important growth execution errors prior apps have exposed. Bushel is intended to be more convenient than traditional competitors like Angie's List and HomeAdvisor, neither of which focus on home gardens. Long-term, Bushel intends to develop site suitability and analysis tools using GIS and other data to provide gardeners and customers with unique tools to optimize garden location, chosen plants, watering and maintenance, and ultimately, garden yield.

How big is the market?

An estimated 35-40M households engage in gardening annually in the U.S. Many of these have the potential to use Bushel on a short-term basis (e.g. when they go on vacation) and may become customers of our data feeds over time. The more attractive market of potential users who do not currently garden is smaller, estimated at up to 8M U.S. households. This estimate comes from reducing the 17.8M U.S. households who earn at least $75k per year and have a head of household aged 25-44 by the fraction that do not live in single-family dwellings (about 1 in 3, we assume they lack garden space) and by the fraction of the remainder that likely already garden (about 1 in 3). We hope that our planned indoor garden service will grow our addressable market to urban dwellings, and we also hope to attract households with older heads who are adopting marketplace apps likes ours at increasing if lower rates that other groups. NOTE: Bushel is not claiming that it will capture a specific number of customers from any of these groups, we are merely estimating the total size of the potential addressable market.

Who are your competitors? How are you different?

Bushel is different because it is primarily focused on vegetable and flower gardens and on-demand garden servicing. Bushel's closets competitors (online marketplaces offering home upkeep and improvement services) and traditional competitors (such as landscapers and independent consulting gardeners) all focus on landscaping services and/or lawn care where Bushel does not compete.

Angie's List and HomeAdvisor offer users access to gardening services and provide some vetting of performance and are viewed as closest competitors given their existing brand visibility. Lawn Love offers gardening as a secondary service but focuses on lawn care. TaskRabbit offers single-instance taskers but does not currently list gardening yet could become a competitor especially for DIY gardeners looking for a single week of help or end of year clean-up. Nextdoor offers neighborhood help and could, similar to TaskRabbit, overlap our DIY gardener service offerings. Thumbtack offers some gardening services, but is not focused on vegetable gardening or on a single home service at all, and occupies a space in-between TaskRabbit and Angie's List/HomeAdvisor.

There are numerous soil quality and moisture sensors and garden watering automation systems as well as pre-designed easy-to-install gardens aimed at DIY gardeners which could capture some portion of would-be customers by drawing them into becoming DIY gardeners, but Bushel expects many of these customers to run out of time or experience during the season and seek out the service Bushel provides. There are other "replacements" like organic produce delivery, CSAs, and ready-to-cook meal providers who might attract customers who want the benefits of homegrown food without desiring a garden.

What do you understand about your business that others don't get?

There is an opportunity for Bushel to not only attract those who do not have gardens, but to also attract some customers who would be willing to outsource the upkeep of their existing gardens to reduce their own workload and gain more free time. Bushel makes no guarantees here about the attractiveness of its solution to either of these customer segments, but believes the opportunity is strong.

Bushel also hopes to convince some of the households who already garden in the U.s. that they could expand their existing gardens and grow more vegetables or flowers if they allowed Bushel to help them. Bushel thinks of this potential customer group as those who 'undergarden'.

What's your biggest risk? What keeps you up at night?

Ensuring quality gardeners are available in sufficient numbers and are attracted to the Bushel platform and remain there to drive a community of gardening excellence and professionalism.

Bushel is currently investigating implementing a training program to enable novice gardeners to establish enough skills and knowledge to work for Bushel.

How will you make money?

Primary planned revenue stream is a portion of the value of all transactions conducted over the Bushel platform. Transactions can occur on an as-performed basis or ahead of time with a single full season outsource payment. Our second revenue stream is an annual membership fee for gardeners waived until 2018 to accelerate gardener adoption.

We are developing other potential revenue streams including:

(1) Regional and local garden and plant performance tracking data feeds for seed and home garden products companies

(2) Ad-targeting revenue

(3) Research and analysis on gardening activity

(4) Bushel:Indoors indoor garden establishment and upkeep service - targeting urban residents less likely to have outdoor space needed for core service adoption

(5) Installation, monitoring, and leasing or financing of smart garden systems combined with upkeep and responsive gardener services (gardeners would be sent to 'react' to monitoring system data as-needed and as-indicated by the data). This service or some part of it might also be attractive to existing gardeners.

(6) Subscription or single-report fees for DIY gardeners to utilize our site and yield analysis tools to evaluate and improve their own garden designs.

How do you acquire customers?

We plan to use trusted networks like Facebook affinity groups and friends to initiate interest this Spring, focusing first on the greater Boston area and secondarily on the greater Washington D.C. area for its extended growing season and favorable target market demographics. Our goal is to eventually ignite viral gardener and customer growth over a period of time. We plan to back this network marketing effort with an online marketing campaign primarily on Google Adwords and Facebook Ads and optimized by an SEO marketing consultancy. These plans will likely be refined by the performance of specific marketing approaches, and we may try new approaches in place of those that are not as effective as hoped.

What's your cash flow?

As of May 2017, we have $5,000 cash in hand, our monthly burn rate going forward is estimated to be $1,000. In the short-term, we have additional travel and marketing expenses estimated to be $1,000 per month ($6,000 total) assuming we do not gain seed funding which we will use to increase our short-term expenses.

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RISKS SPECIFIC TO BUSHEL

1. Bushel is only beginning to generate revenue, and may be unable to attract enough gardeners and customers to support our cost structure or provide a good return to investors.

2. There may not be enough trustworthy and talented gardeners available to support demand on Bushel even if gardeners are strongly attracted to the platform and trained by Bushel.

3. Bushel's gardening performance is sensitive to fluctuations in regional climate and ecological conditions. Conditions like drought and pest blooms may negatively... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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2nd

Joe Blunda

Founder, Welcome2, Inc.

Bushel by Welcome2, Inc. • Tufts University - The Fletcher School of Law and Diplomacy

Greater Boston Area • 482

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Strategy consultant turned entrepreneur, I continue to focus long-term on technology development in the space industry.

Highlights

1 Mutual Connection
You and Joe both know Ash Dyer

Experience

Founder
Bushel by Welcome2, Inc.
Apr 2016 – Present • 1 yr 2 mos
Greater Boston Area

www.bushelapp.com

Senior Associate
CSP Associates, Inc.
Oct 2013 – Apr 2016 • 2 yrs 7 mos

Due diligence and strategic advisory services to Aerospace & Defense sector market participants - focusing on Military & Commercial Satellite Communications and Launch Services in the Space industry.

Additional work assessing industrial gas turbine (IGT), smart infrastructure (rail, power transmission), aviation data, soldier systems, and military and commercial aviation markets.

Associate
CSP Associates
Jun 2012 – Sep 2013 • 1 yr 4 mos
Cambridge, MA

Buy side and sell side transaction due diligence support for industry and private equity clients in the Aerospace & Defense and other Government Services industry segments.

Some growth strategy advising to A&D industry clients.

Market Strategy Analyst
Woodard & Curran
2007 – 2010 • 3 yrs

Energy market strategy development and research; supported Board of Directors Strategy Committee; developed new business development budget, metrics, and reporting.

Office of the General Counsel
New York Mercantile Exchange
Sep 2005 – Aug 2007 • 2 yrs
New York, NY

Board of Directors and Executive Committee support; part of small team handling external litigation, internal (self-regulating entity) litigation, international intellectual property portfolio protection, precious and industrial metals market warrant and other contracts; managed/helped manage contract attorneys and interns, regulatory relationships (CFTC, DoD, SEC, et al); defined and helped manage consulting study to improve federal rules of procedure compliance.

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Education

Tufts University - The Fletcher School of Law and Diplomacy
Master of International Business (MIB), MBA: Business Strategy, Technology and General Sciences Industrial Sectors
2010 – 2012
Activities and Societies: Fletcher Energy Consortium, Fletcher Space Symposium

Graduated August 2012. I have linked to the program webpage below for those who are curious about the nature of the degree and its similarities or differences with a traditional MBA.

Bowdoin College
A.B., English, Government
1999 – 2003
Activities and Societies: Volunteer Lawyers Project

Contact and Personal Info

Joe's Profile

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